Registration No.  333-________

    As filed with the Securities and Exchange Commission on November 30, 2000

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                            IMPERIAL INDUSTRIES, INC.
  ----------------------------------------------------------------------------
           (Exact name of the Registrant as specified in its charter)


         Delaware                                            65-0854631
------------------------------------              ------------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)


                             1259 N. W. 21st Street

                          Pompano Beach, Florida 33069
 -------------------------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


                         1999 EMPLOYEE STOCK OPTION PLAN
               ---------------------------------------------------
                            (Full title of the plan)

                              Howard L. Ehler, Jr.
                            Executive Vice President
                             1259 N. W. 21st Street

                          Pompano Beach, Florida 33069
          -------------------------------------------------------------
                     Name and address of agent for service)

                                 (954) 917-7665
 -------------------------------------------------------------------------------
           Telephone number, including area code, of agent of service)

                                    Copy to:
                              Bryan W. Bauman, Esq.
             Wallace, Bauman, Legon, Fodiman, Ponce & Shannon, P. A.
                        1200 Brickell Avenue, Suite 1720
                              Miami, Florida 33131

                        CALCULATION OF REGISTRATION FEE


                                                  Proposed maximum            Proposed maximum          Amount of
 Title of Securities to      Amount to           offering price per          aggregate offering        registration
      be registered          registere                share                       price                    fee
      -------------          ---------                -----                       -----                    ---
Common Stock, $.01           165,000(1)              $0.57(2)                  $ 94,050                $24.82
par value (currently
outstanding options)

Common Stock, $.01           435,000(1)              $0.35(3)                   152,250                 40.20
par value (options                                                                                     ------
available for future
grants)

     Total                                                                                             $65.02
                                                                                                       ======

(1) The 1999 Employee Stock Option Plan provides for possible adjustment of the number, price and kind of shares covered by options granted or to be granted, in the event of certain capital or other changes affecting the registrants common stock. In accordance with Rule 416, this registration statement is also registering an indeterminate number of shares that may become issuable by reason of any such adjustments.

(2) The computation is based upon the exercise price per share of $0.57 as to the outstanding but unexercised options to purchase common stock granted under the 1999 Employee Stock Option Plan.

(3) The actual offering price per share for shares available for future grants of options will be determined in accordance with the terms of the 1999 Employee Stock Option Plan. The 1999 Employee Stock Option Plan provides that the option exercise price per share pursuant to a stock option granted shall be such price as determined by the Compensation Committee provided that no incentive stock option shall have an exercise price less than the fair market value of the common stock as of the date of grant. In accordance with Rule 457(h) under the Securities Act of 1933, the Proposed Maximum Offering Price has been estimated for the remaining shares of common stock available for issuance pursuant to future grants of stock options under the 1999 Employee Stock Option Plan, solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low prices of the registrant's common stock as reported on the OTC Bulletin Board on November 28, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information respecified in Part I of the Registration Statement on Form S-8 will be sent or given to participants in the 1999 Employee Stock Option Plan (the "Employee Plan") as specified under Rule 428(b)(1) of the Securities Act of 1933, as amended (the"Securities Act"). In accordance with Rule 428 (a) under the Securities Act and the requirements of
Part I of Form S-*, such documents are not being filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Commission are incorporated by reference herein and shall be deemed a part hereof:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 30, 2000, together with the Amendment to Form 10-K on Form 10-K/A filed with the Commission on May 15, 2000;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the Quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, filed with the Commission on May 22, 2000, August 21, 2000 and November 20, 2000, respectively.

         (c) The Registrant's Current Report on Form 8-K filed with the Commission on February 3, 2000;

         (d) The Registrant's Current Report on Form 8-K/A filed with the Commission on April 3, 2000;

         (e) The Registrant's Current Report on Form 8-K/A filed with the Commission on April 17, 2000;

         (f) The Registrant's Current Report on Form 8-K filed with the Commission on June 23, 2000;

         (g) The Registrant's Current Report on Form 8-K/A filed with the Commission on August 22, 2000;

         (h) The description of the Registrant's common stock contained in its Registration Statement on Form S-4 File No. 333-62949, filed September 4, 1998, including any amendment or report filed for the purpose of updating such description

         All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified and superceded for the purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supercedes such statement. Any such statements so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

         The law firm of Wallace, Bauman, Legon, Fodiman, Ponce & Shannon, P. A. is providing an opinion of counsel regarding the validity of the issuance of the shares of common stock being registered pursuant to this registration statement,
S. Daniel Ponce and Milton J. Wallace, Chairman of the Board and a Director of the Registrant, respectively are shareholders of the law firm.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Restated Certificate of Incorporation and By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL
Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

         The Registrant's Certificate of Incorporation provides for indemnification of its officers and directors to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law.

         The Registrant's Certificate of Incorporation eliminates any liability of a director to the registrant or its stockholders for monetary damages for breach of such director's fiduciary duties to the Registrant, except where a director: (a) breaches his or her duty of loyalty to the Registrant or its stockholders; (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law; (c) authorizes payment of an illegal dividend or a stock repurchase; or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available if (i) a director breaches, or fails to perform, his duties as a director, and (ii) the director's breach of, or failure to perform, those duties constitute: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

         Bylaws. The Registrant's Bylaws provide that the Registrant shall, to the fullest extent permitted by law, indemnify all directors of the Registrant, as well as any officers, agents or employees of the Registrant to whom the Registrant has agreed to grant indemnification.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.           EXHIBITS.

         The following exhibits are filed as part hereof or are incorporated by reference into this Registration Statement as so indicated.

         3.1*     --       Certificate of Incorporation of Registrant.
         3.2*     --       Bylaws of Registrant.
         4.1      -        1999 Employee Stock Option Plan
         5.1      --       Opinion of Wallace, Bauman, Legon, Fodiman, Ponce & Shannon, P. A.
         23.1     --       Consent of Wallace, Bauman, Legon, Fodiman, Ponce & Shannon, P. A.
                           included in Exhibit 5.1).
         23.2     -        Consent of PricewaterhouseCoopers LLP, independent certified public accountants.
         24.1     --       Power of Attorney (see page II-7)

* Incorporated by reference to the Company's Registration Statement on Form S-4 and all amendments thereto (File No. 333-62949).

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida on November 29, 2000.

                                         IMPERIAL INDUSTRIES, INC.



                                         By: /S/ HOWARD L. EHLER, JR.
                                            ------------------------------------
                                                  HOWARD L. EHLER, JR.
                                                  Executive Vice President/
                                                  Principal Executive Officer

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints S. DANIEL PONCE and HOWARD L. EHLER, JR. and each or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post- effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and, other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                            Title                              Date

/s/ S. Daniel Ponce                                  Chairman of the Board                       November 29, 2000
------------------------------------                 of Directors
S. Daniel Ponce

/s/ Howard L. Ehler, Jr.                             Director/Executive Vice                     November 29, 2000
------------------------------------                 President/Principal Executive
Howard L. Ehler                                      Officer and Chief Financial Officer


/s/ Lisa M. Brock                                    Director                                    November 29, 2000
------------------------------------
Lisa M. Brock

/s/ Milton J. Wallace                                Director                                    November 29, 2000
------------------------------------
Milton J. Wallace

/s/ Morton L. Weinberger                             Director                                    November 29, 2000
------------------------------------
Morton L. Weinberger


                                      II-7